Exhibit 99.1

4Q11/FY11 Earnings Release	Page 1 of 5

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2011 Results

Fourth quarter revenue up 8 percent sequentially, 24 percent year-over-year;

Fiscal 2011 revenue up 31 percent from Fiscal 2010

SEATTLE, WA—October 25, 2011—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $314.6 million for the fourth quarter of fiscal year 2011, up 8 percent from $290.7 million in the prior quarter and 24 percent from $254.3 million in the fourth quarter of fiscal year 2010. For fiscal year 2011, revenue was $1.15 billion, up 31 percent from $882.0 million in fiscal year 2010.

GAAP net income for the fourth quarter was $67.6 million ($0.84 per diluted share) compared to $62.5 million ($0.77 per diluted share) in the third quarter of 2011 and $48.2 million ($0.59 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $241.4 million ($2.96 per diluted share) versus $151.2 million ($1.86 per diluted share) in fiscal year 2010.

Excluding the impact of stock-based compensation, non-GAAP net income for the fourth quarter was $85.2 million ($1.06 per diluted share), compared to $79.4 million ($0.97 per diluted share) in the prior quarter and $63.9 million ($0.79 per diluted share) in the fourth quarter of fiscal 2010. For fiscal year 2011, non-GAAP net income was $308.3 million ($3.78 per diluted share) versus $203.8 million ($2.51 per diluted share) in fiscal year 2010.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

F5 president and chief executive officer John McAdam said the company’s fourth quarter results reflect solid year-over-year gains across all regions and vertical market segments. In addition, product sales strengthened during the quarter, driving product revenue up 10 percent sequentially and 20 percent year-over-year.

“In the first full quarter that VIPRION 2400 was generally available, demand for the new mid-range chassis exceeded our expectations. During the fourth quarter, we also saw strong demand for VIPRION 4400, our high-end chassis, particularly among our Telco customers.

4Q11/FY11 Earnings Release	Page 2 of 5

“Since we announced the availability of TMOS v.11 early in the quarter, customer response has been very positive. As more customers begin to roll out TMOS v.11 across their organizations, we expect to see strengthening demand for our VIPRION products, which are designed to support the full range of features and functions available in the new software. Several VIPRION customers are starting to deploy vCMP, a feature of TMOS v.11 that allows them to run multiple instances of BIG-IP on the same platform. During calendar 2012 we plan to release several new BIG-IP platforms designed to support vCMP and the other advanced capabilities of TMOS v.11,” McAdam said.

Reflecting slightly higher software attach rates and strong product and service revenue, gross margin ticked up during the quarter. GAAP operating margin increased to 31.6 percent and non-GAAP operating margin rose to 38.6 percent. In the fourth quarter, the company added 140 employees, increasing total headcount to 2,490.

On the company’s balance sheet, deferred revenue grew 7 percent sequentially to $343.3 million, up 32 percent from the fourth quarter of fiscal 2010. Cash flow from operations was $121.5 million in the fourth quarter and $417 million for the year. After repurchasing $150 million of F5 common stock during the quarter, the company ended the year with $1.01 billion in cash and investments.

“The fourth quarter of fiscal 2011 was a strong finish to the year,” McAdam said. “As we begin a new fiscal year, we anticipate that the seasonality we experienced in the first quarter of last year will be a recurring factor in our first quarter results going forward.

“With that in mind, our revenue target for the first quarter of fiscal 2012, ending December 31, is $315 million to $320 million with a GAAP earnings target of $0.79 to $0.81 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.99 to $1.01 per diluted share. For fiscal 2012, we expect sequential revenue growth throughout the year and solid year-over-year growth.”

A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended December 31, 2011
Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$63.7	$65.3
Stock-based compensation expense, net of tax	16.4	16.5

Non-GAAP net income excluding stock-based compensation expense	$80.1	$81.8

Net income per share—diluted	$0.79	$0.81

Non-GAAP net income per share—diluted	$0.99	$1.01

4Q11/FY11 Earnings Release	Page 3 of 5

Share Repurchase Program

The company also announced today that its board of directors had authorized an additional $200 million for the company’s common stock share repurchase program. This new authorization is incremental to the $166 million currently in the existing program which was initially authorized in October 2010.

Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The program may be modified or discontinued at any time.

Analyst/Investor Meeting

F5 will hold a meeting for analysts and investors at the New York Hilton in New York City, from 8:00 a.m. to 12:30 p.m. Eastern Time on Thursday, November 3, 2011.

To register online, please visit: https://www.f5.com/about/investor-relations/analyst-meeting/

For more information contact Darlene Henderson (206.272.6170) or email 2011AIM@f5.com.

The meeting will also be webcast live and an archived version will be available through January 18, 2012. The link for the live webcast and the archived version is http://www.f5.com/about/investor-relations/events-calendar.html.

About F5 Networks

F5 Networks, Inc., the global leader in Application Delivery Networking (ADN), helps the world’s largest enterprises and service providers realize the full value of virtualization, cloud computing, and on-demand IT. F5® solutions help integrate disparate technologies to provide greater control of the infrastructure, improve application delivery and data management, and give users seamless, secure, and accelerated access to applications from their corporate desktops and smart devices. An open architectural framework enables F5 customers to apply business policies at “strategic points of control” across the IT infrastructure and into the public cloud. F5 products give customers the agility they need to align IT with changing business conditions, deploy scalable solutions on demand, and manage mobile access to data and services. Enterprises, service and cloud providers, and leading online companies worldwide rely on F5 to optimize their IT investments and drive business forward. For more information, go to www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

4Q11/FY11 Earnings Release	Page 4 of 5

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP Reconciliation

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”).

Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating

4Q11/FY11 Earnings Release	Page 5 of 5

results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

The reconciliation of the company’s GAAP and non-GAAP earnings for the three months and twelve months ended September 30, 2010 also excludes a legal settlement charge.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.

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F5 Networks, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2011	September 30, 2010
Assets
Current assets
Cash and cash equivalents	$216,784	$168,754
Short-term investments	325,766	259,742
Accounts receivable, net of allowances of $ 2,898 and $4,319	165,676	112,132
Inventories	17,149	18,815
Deferred tax assets	8,391	8,767
Other current assets	29,907	37,745

Total current assets	763,673	605,955

Property and equipment, net	47,998	34,157
Long-term investments	470,203	433,570
Deferred tax assets	34,762	37,864
Goodwill	234,691	234,700
Other assets, net	17,222	15,946

Total assets	$1,568,549	$1,362,192

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$33,525	$21,180
Accrued liabilities	67,902	61,768
Deferred revenue	270,880	204,137

Total current liabilities	372,307	287,085

Other long-term liabilities	18,388	16,153
Deferred revenue, long-term	72,418	55,256

Total long-term liabilities	90,806	71,409

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,145 and 80,355 shares issued and outstanding	380,737	517,215
Accumulated other comprehensive loss	(6,422)	(3,241)
Retained earnings	731,121	489,724

Total shareholders’ equity	1,105,436	1,003,698

Total liabilities and shareholders’ equity	$1,568,549	$1,362,192

F5 Networks, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
Net revenues
Products	$197,446	$164,972	$721,975	$561,142
Services	117,169	89,302	429,859	320,830

Total	314,615	254,274	1,151,834	881,972
Cost of net revenues (1)
Products	34,485	31,045	129,325	113,834
Services	21,435	15,783	78,679	58,118

Total	55,920	46,828	208,004	171,952

Gross Profit	258,695	207,446	943,830	710,020
Operating expenses (1)
Sales and marketing	100,945	80,696	370,735	293,201
Research and development	36,552	31,571	138,910	118,314
General and administrative	21,867	18,876	83,523	68,503

Total	159,364	131,143	593,168	480,018

Income from operations	99,331	76,303	350,662	230,002
Other income, net	4,087	68	10,089	7,625

Income before income taxes	103,418	76,371	360,751	237,627
Provision for income taxes (1)	35,808	28,136	119,354	86,474

Net Income	$67,610	$48,235	$241,397	$151,153

Net income per share—basic	$0.84	$0.60	$2.99	$1.90

Weighted average shares—basic	80,317	80,268	80,658	79,609

Net income per share—diluted	$0.84	$0.59	$2.96	$1.86

Weighted average shares—diluted	80,766	81,253	81,482	81,049

Non-GAAP Financial Measures
Net income as reported	$67,610	$48,235	$241,397	$151,153
Stock-based compensation expense, net of tax (3)	17,635	14,702	66,912	51,675
Legal settlement, net of tax (2)	—	950	—	950

Net income excluding stock-based compensation & legal settlement (non-GAAP)	$85,245	$63,887	$308,309	$203,778

Net income per share excluding stock-based compensation
& legal settlement (non-GAAP)—diluted	$1.06	$0.79	$3.78	$2.51

Weighted average shares—diluted	80,766	81,253	81,482	81,049

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,565	$2,002	$9,358	$7,063
Sales and marketing	8,756	7,565	34,682	27,250
Research and development	5,913	5,224	23,312	19,421
General and administrative	4,900	4,991	22,395	17,039
Tax effect of stock-based compensation	(4,499)	(5,080)	(22,835)	(19,098)

	$17,635	$14,702	$66,912	$51,675

(2) Includes legal settlement as follows:
Legal settlement	$—	$1,500	$—	$1,500
Tax effect of legal settlement	—	(550)	—	(550)

	$—	$950	$—	$950

(3)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Years Ended September 30,
	2011	2010
Operating activities
Net income	$241,397	$151,153
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on disposition of assets and investments	(163)	(125)
Stock-based compensation	89,747	70,773
Provisions for doubtful accounts and sales returns	982	1,206
Depreciation and amortization	20,887	23,833
Deferred income taxes	4,487	8,243
Gain on auction rate securities put option	—	(1,491)
Loss on trading auction rate securities	—	1,491
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(54,526)	(6,365)
Inventories	1,666	(4,996)
Other current assets	8,000	(17,064)
Other assets	81	(1,466)
Accounts payable and accrued liabilities	20,476	12,157
Deferred revenue	83,904	76,263

Net cash provided by operating activities	416,938	313,612

Investing activities
Purchases of investments	(979,597)	(877,003)
Sales and maturities of investments	876,019	648,875
Investment of restricted cash	19	2,530
Acquisition of intangible assets	(5,715)	—
Purchases of property and equipment	(30,445)	(12,625)

Net cash used in investing activities	(139,719)	(238,223)

Financing activities
Excess tax benefits from stock-based compensation	23,623	26,532
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	21,239	31,670
Repurchase of common stock	(271,526)	(75,000)

Net cash used in financing activities	(226,664)	(16,798)

Net increase in cash and cash equivalents	50,555	58,591
Effect of exchange rate changes on cash and cash equivalents	(2,525)	(674)
Cash and cash equivalents, beginning of period	168,754	110,837

Cash and cash equivalents, end of period	$216,784	$168,754